                                                                    EXHIBIT 11.2


                          INTEGRATED ORTHOPAEDICS, INC.
                           SCHEDULE RE: LOSS PER SHARE
                    For the two years ended December 31, 1999


                                                 1999          1998
                                               --------      --------
Basic

Weighted average common shares outstanding        6,496         6,459
                                               ========      ========

Net loss                                       $(10,047)     $ (4,927)

Series A Preferred Stock Dividend                  (202)         (202)
Series B Preferred Stock Dividend                (2,572)       (2,337)

                                               --------      --------
Net loss after dividends                       $(12,821)     $ (7,466)
                                               ========      ========


Loss per share                                 $  (1.97)     $  (1.16)
                                               ========      ========


Diluted

     Weighted average shares outstanding          6,496         6,459
     Net effect of dilutive stock options
         and warrants, based on treasury
         stock method using average
         market price
                                               --------      --------

     Diluted common shares outstanding            6,496         6,459
                                               ========      ========

Net loss                                       $(10,047)     $ (4,927)

Series A Preferred Stock Dividend                  (202)         (202)
Series B Preferred Stock Dividend                (2,572)       (2,337)

                                               --------      --------
Net loss after dividends                       $(12,821)     $ (7,466)
                                               ========      ========


Loss per share                                 $  (1.97)     $  (1.16)
                                               ========      ========